                                                                   Exhibit 10(k)


--------------------------------------------------------------------------------



                                     NEWMONT
                       ANNUAL INCENTIVE COMPENSATION PLAN


                        (Effective as of January 1, 2002)

--------------------------------------------------------------------------------

                                     NEWMONT
                       ANNUAL INCENTIVE COMPENSATION PLAN

                        (Effective as of January 1, 2002)

     The Board of Directors of Newmont USA Limited, a Delaware corporation (the "Company"), hereby adopts the Newmont Annual Incentive Compensation Plan (the "Plan"), effective as of January 1, 2002 (the "Effective Date"). This Plan is effective for the 2002 Plan Year and will apply to subsequent Plan Years, unless terminated or amended by the Board (as defined herein).

                                     PURPOSE
                                     -------

     The purpose of the Plan is to provide to those employees of the Company and its Affiliated Entities (as defined herein) that participate in the Plan a more direct interest in the success of the operations of the Company by rewarding their successful efforts to maximize cash flow, minimize production costs, and positively impact earnings per share. Employees of the Company and participating Affiliated Entities will be rewarded in accordance with the terms and conditions described below.

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     1.1 "Actual Earnings per Share" means the actual Earnings per Share for the Plan Year, as determined by the Company.

     1.2 "Actual Cash Cost per Equivalent Ounce" means the actual Cash Cost per Equivalent Ounce for the Plan Year, as determined by the Company.

     1.3 "Actual Pro-Rata Indexed Operating Cash Flow" means the Actual Pro-Rata Indexed Operating Cash Flow for the Plan Year, as determined by the Company.

     1.4 "Affiliated Entity(ies)" means any corporation or other entity, now or hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership, control or otherwise, as determined by the Company.

     1.5 "Board" means the Board of Directors of the Company.

     1.6 "Bonus Eligible Earnings" means the total base salary earnings of the Employee during the Plan Year. If an Employee is absent from work because of a work-related injury, the Employee's "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings during the Plan Year. In the case of a Terminated Eligible Employee who is Disabled, "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings, including short-term disability pay received during the Plan Year, but excluding pay from any other source. If an Employee dies during the Plan Year, the "Bonus Eligible Earnings" for such Terminated Eligible Employee will be determined by his actual gross W-2 base earnings. If an Employee is on active military duty during a Plan Year, the "Bonus Eligible Earnings" will be determined by his actual gross W-2 base earnings during the Plan Year, exclusive of any military pay. If an Employee does not receive a W-2, his "Bonus Eligible Earnings" shall be determined on the basis of his actual gross base earnings for the Plan Year, or portion thereof, as shown on the payroll records of the Company or the Participating Employer. In all cases, an Employee's "Bonus Eligible Earnings" shall be computed before reduction for pre-tax contributions to an employee benefit plan of the Company pursuant to Section 401(k) or Section 125 of the Code. In the event of a Change of Control the Bonus Eligible Earnings of each Eligible Employee shall be equal to such Employee's base salary, on an annualized basis, as of the date immediately preceding the Change of Control and, in the case of a Terminated Eligible Employee, such Employee's base salary for the Plan Year through the date of termination of employment.

     1.7 "Cash Cost per Equivalent Ounce" means the Actual Cash Cost per Equivalent Ounce for the Plan Year, as determined by the Company.

     1.8 "Cash Cost per Equivalent Ounce Performance Percentage" means the Actual Cash Cost per Equivalent Ounce for the Plan Year divided by the Target Cash Cost per Equivalent Ounce, with the result multiplied by 100, as determined by the Company.

     1.9 "Change of Control" means any of the following events or circumstances with respect to either Newmont USA Limited or Newmont Mining Corporation ("Newmont Mining"), the ultimate parent of Newmont USA Limited, and for purposes of the following definition, the "Company" shall mean both Newmont Mining, or any successor thereto, and Newmont USA Limited, or any successor thereto:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

          (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

          (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     1.10 "Code" means the Internal Revenue Code of 1986, as amended from time to time.


     1.11 "Company" means Newmont USA Limited, and where the context requires, any Affiliated Entity that has become a Participating Employer.

     1.12 "Compensation Committee" means the Compensation Committee of the Board or, if no such committee has been established, the full Board. References to the Compensation Committee of Newmont Mining shall mean the Compensation Committee of the Board of Directors of Newmont Mining.

     1.13 "Disability" means a condition such that the Employee has terminated employment with the Company and/or all Participating Employers with a qualifying disability and has immediately begun receiving benefits from a long-term disability plan of the Company or a Participating Employer.

     1.14 "Earnings per Share" means the reported Earnings per Share of Newmont Mining adjusted for the tax-affected amount of the financial accounting impact of "mark-to-market" adjustments relating to the long-dated call options sold by Newmont Mining, merger charges, restructuring charges, impairment writedowns and before extraordinary items for the Plan Year, as determined by the Company.

     1.15 "Earnings per Share Performance Percentage" means Actual Earnings Per Share for the Plan Year divided by Target Earnings per Share, with the result multiplied by 100, as determined by the Company.

     1.16 "Employee" means a full-time, salaried employee of the Company and/or a Participating Employer, excluding temporary or leased employees. For purposes of this Plan, an employee is any individual who provides services to the Company as a common law employee. An Employee shall not include any individual (i) who provides services to the Company and/or a Participating Employer under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor by the Company and/or a Participating Employer, or (ii) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Section 3401 of the Code even if the individual is subsequently reclassified as a common law employee as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

     1.17 "Key Objectives" means the key results expected by the end of the review period for an Employee, as established and administered through the Company's performance management system.

     1.18 "Participating Employer" means the Company and any Affiliated Entity that the Company determines shall participate in the Plan.

     1.19 "Pay Grade" means those jobs sharing a common salary range, as designated by the Company. If the Pay Grade of an Employee changes during the Plan Year, the bonus payable to such Employee shall be calculated on a pro rata basis in accordance with the provisions of Section 5.1.

     1.20 "Performance Bonus" means the bonus payable to an Employee pursuant to
Section 3.1.

     1.21 "Performance Distribution Guidelines" means the percent of all salaried Employees classified in each of the Company's designated performance categories as assigned by the Company.

     1.22 "Performance Rating Category" means the numerical category used to classify the performance of each Employee in accordance with the Company's performance management system, which range from one (1) at the bottom through nine (9) at the top.

     1.23 "Personal Performance Bonus" means the bonus payable to an Employee based on the individual performance of such Employee, as set forth in
Section 4.2.

     1.24 "Personal Performance Bonus Factor" means the factor used to determine an Employee's Personal Performance Bonus, based upon the Performance Rating Category assigned to the Employee, in accordance with Table IV-A in Section 4.1.

     1.25 "Plan Year" means the calendar year.

     1.26 "Position(s)" means the defined job(s) held by an Employee during the Plan Year.

     1.27 "Pro-Rata Indexed Operating Cash Flow" means the consolidated "cash flow from operations" from the cash flow statement of Newmont Mining for the Plan Year, adjusted for ownership interests in Affiliated Entities and indexed for gold and copper prices, as determined by the Company.

     1.28 "Pro-Rata Indexed Operating Cash Flow Performance Percentage" means the Actual Pro-Rata Indexed Operating Cash Flow for the Plan Year divided by the Target Pro-Rata Indexed Operating Cash Flow for the Plan Year, with the result multiplied by 100, as determined by the Company.

     1.29 "Retirement" means termination of employment with the Company and/or all Participating Employers by an Employee who immediately begins to receive benefits from a defined benefit plan of the Company or a Participating Employer.

     1.30 "Severance" means the termination of employment with the Company and/or all Participating Employers because of an event entitling the Employee to benefits under the terms of the Newmont Severance Pay Plan if the Employee complies with all requirements of the Severance Pay Plan and immediately begins receiving benefits under the terms of the Severance Pay Plan.

     1.31 "Target Cash Cost per Equivalent Ounce" means the target Cash Cost per Equivalent Ounce established by the Compensation Committee of Newmont Mining for the Plan Year.

     1.32 "Target Earnings Per Share" means the target Earnings Per Share established by the Compensation Committee of Newmont Mining for the Plan Year.

     1.33 "Target Pro-Rata Indexed Operating Cash Flow" means the target Pro-Rata Indexed Operating Cash Flow established by the Compensation Committee of Newmont Mining for the Plan Year.

     1.34 "Terminated Eligible Employee" means an Employee who terminates employment with the Company and/or a Participating Employer during the Plan Year on account of death, Retirement, Disability, or Severance. The Vice President of Human Resources of the Company may, in his/her sole discretion, also designate in writing other Employees who terminate employment during the Plan Year under other circumstances as "Terminated Eligible Employees".

                                   ARTICLE II

                                   ELIGIBILITY

     All Employees of the Company and/or a Participating Employer are potentially eligible to receive a bonus payment under the Plan, provided (i) they are on the payroll of the Company and/or a Participating Employer as of the last day of the Plan Year, or (ii) they are a Terminated Eligible Employee with respect to such Plan Year (such Employees are hereafter referred to as "Eligible Employees"). Employees who are on short-term disability under the Company's short-term disability policy or not working because of a work-related injury as of the last day of the Plan Year shall be eligible to receive a bonus under clause (i). Notwithstanding the foregoing provisions of this Article II, the Compensation Committee of Newmont Mining may, prior to the end of the Plan Year, exclude from eligibility for participation under this Plan with respect to the Plan Year any Employee or Employees, as the Compensation Committee of Newmont Mining may determine in its sole discretion.

                                   ARTICLE III

                                PERFORMANCE BONUS

     3.1 Determination of Performance Bonus. (a) For the Plan Year, the Performance Bonus for each Eligible Employee who is in Pay Grade 109 and above on the last day of the Plan Year (or was in such Pay Grade at the time of termination of employment), and each Eligible Employee who is in Pay Grade 108 and below who is employed in the corporate office or in a non-site location, as determined by the Company, on the last day of the Plan Year (or was in such Pay Grade and at such location at the time of termination of employment) will be determined pursuant to the following provisions:

          (i) The appropriate weighting factors for each Eligible Employee shall be determined in accordance with Appendix A. The applicable weighting factor for each performance factor (the Cash Cost per Equivalent Ounce Performance Percentage, the Earnings per Share Performance Percentage and the Pro-Rata Indexed Operating Cash Flow Performance Percentage) for each Eligible Employee shall then be multiplied by the applicable Bonus Payout as a Percentage of Target percentage in subsection (iv) below and the results summed to determine the aggregate Performance Bonus percentage for each Eligible Employee for the Plan Year.

          (ii) When calculating Performance Percentages, there is a cap of 200% for each percentage calculated.

          (iii) If an Eligible Employee changes Pay Grades during the Plan Year, a prorata calculation shall be made based upon the number of days spent in each applicable Pay Grade.

          (iv)                 SCHEDULE
                               --------
               ---------------------------------------
                Performance          Bonus Payout
                Percentage      as a Percent of Target
               ---------------------------------------
                50 or less                 0%
               ---------------------------------------
               100 (Target)              100%
               ---------------------------------------
                    105                  125%
               ---------------------------------------
                    110                  150%
               ---------------------------------------
                    115                  175%
               ---------------------------------------
                120 or more              200%
               ---------------------------------------

If the Performance Percentage of a measure is less than 100 but more than 50, the Bonus Payout as a Percent of Target shall be the same as the Performance Percentage. If the Performance Percentage of a measure otherwise falls between the various Performance Percentages set forth in the foregoing Schedule, then the Bonus Payout as a Percent of Target percentages set forth in the foregoing Schedule shall be interpolated so that such percentage bears the same relationship to the Performance Bonus as a Percent of Target percentages for the two closest Performance Percentages.

     The Compensation Committee of Newmont Mining may, in its sole discretion, adjust the Performance Percentage of any measure or otherwise increase the Performance Bonus otherwise payable in order to reflect changed circumstances or such other matters as the Compensation Committee of Newmont Mining deems appropriate.

     (b) For the Plan Year, the Performance Bonus for each Eligible Employee who is in Pay Grade 108 or below on the last day of the Plan Year (or was in such Pay Grade at the time of termination of employment) and who is not assigned to the corporate office or a non-site location, will be determined in accordance with such performance factors, weighting factors and other methods of bonus determination as shall be established for each specific site or region by the Company for the Plan Year. Each operating site shall develop its own Critical Performance Indicators for this purpose.

     3.2 Determination of Target Performance Level. An Employee's Target Performance Level is determined by the Employee's Pay Grade pursuant to the following Table III:

                                    TABLE III
                                    ---------
                          ------------------------------
                            Pay             Target
                           Grade       Performance Level
                          ------------------------------
                            207               67%
                          ------------------------------
                          205-206             55%
                          ------------------------------
                          203-204             50%
                          ------------------------------
                          113-202             33%
                          ------------------------------
                          111-112             27%
                          ------------------------------
                            110               23%
                          ------------------------------
                            109               20%
                          ------------------------------
                          107-108             15%
                          ------------------------------
                          105-106             10%
                          ------------------------------
                           11-104              5%
                          ------------------------------

     3.3 Terminated Eligible Employees. Terminated Eligible Employees shall be eligible to receive a Performance Bonus. This bonus will be calculated as follows:

     Targeted Performance Percentage x Year to Date Bonus Eligible Earnings = Performance Bonus Payable

                                   ARTICLE IV
                                   ----------
                           PERSONAL PERFORMANCE BONUS
                           --------------------------
     4.1 Personal Performance Level. At the end of the Plan Year, each Eligible Employee's supervisor will evaluate the Employee and rate the Employee's personal performance level. The Personal Performance Bonus for the Chairman and Chief Executive Officer of the Company shall be determined by the Compensation Committee of Newmont Mining. In accordance with the Company's performance management system, the supervisor will rate the degree to which the Employee met the Key Objectives that were established for the Employee during the Plan Year. Each Employee will be rated by the Employee's supervisor in one of the Company's Performance Rating Categories. In conjunction with these ratings, the Company will assign a Personal Performance Bonus Factor for the Employee from Table IV-A, which Personal Performance Bonus Factor may be greater or smaller than the Bonus Factor set forth in Table IV-A, as determined in the sole discretion of the Company. The distribution of Personal Performance Ratings and Personal Performance Bonus Factors will be reviewed annually by an executive review committee for internal equity and consistency.

                                   TABLE IV-A
                                   ----------
                     --------------------------------------
                       Performance     Personal Performance
                     Rating Category       Bonus Factor
                     --------------------------------------
                          1                      0
                     --------------------------------------
                          2                     .15
                     --------------------------------------
                          3                     .30
                     --------------------------------------
                          4                     .75
                     --------------------------------------
                          5                     1.0
                     --------------------------------------
                          6                     1.1
                     --------------------------------------
                          7                     1.3
                     --------------------------------------
                          8                     1.5
                     --------------------------------------
                          9                     2.0
                     --------------------------------------

     4.2 Determination of Personal Performance Bonus. Subject to Section 4.3, an Eligible Employee's Personal Performance Bonus is calculated by multiplying (x) the Eligible Employee's Bonus Eligible Earnings by (y) the Personal Performance Bonus Factor determined pursuant to Section 4.1 and (z) multiplying that product by the applicable percentage from the Target Personal Performance Level, as set forth in the following Table IV-B:

                                   TABLE IV-B
                                   ----------
                       ---------------------------------
                         Pay            Target Personal
                        Grade          Performance Level
                       ---------------------------------
                         207                  33%
                       ---------------------------------
                       205-206                30%
                       ---------------------------------
                       203-204                25%
                       ---------------------------------
                       113-202                17%
                       ---------------------------------
                       111-112                13%
                       ---------------------------------
                         110                  12%
                       ---------------------------------
                         109                  10%
                       ---------------------------------
                       107-108                 9%
                       ---------------------------------
                       105-106               6.5%
                       ---------------------------------
                       103-104                 4%
                       ---------------------------------
                        11-102                 0%
                       ---------------------------------

     4.3 Proration of Certain Bonuses. Notwithstanding any other provision in this ARTICLE IV, except as approved by the Compensation Committee of Newmont Mining prior to the payment of Personal Performance Bonuses, or subsequently thereto by ratification, the amount of the Personal Performance Bonuses payable to all Eligible Employees of the Company and all Participating Employers in Pay Grades 109 - 207 may not exceed the amount that would be payable to all such Eligible Employees if each of their Personal Performance Bonus Factors were determined to be 1.1.

     4.4 Terminated Eligible Employees. Terminated Eligible Employees shall be eligible to receive a Personal Performance Bonus based upon an assumed Personal Performance Bonus Factor of 1.0, so that the Terminated Eligible Employees will receive a Personal Performance Bonus at their individual Target Personal Performance Level multiplied by their Bonus Eligible Earnings for the Plan Year.

     4.5 Ineligible Employees. Eligible Employees whose Personal Performance Bonus Factor (determined pursuant to Section 4.1) is less than .15% shall not be eligible to receive a Personal Performance Bonus.

                                    ARTICLE V

                                PAYMENT OF BONUS

     5.1 Pay Grade. The bonus payable to an Eligible Employee who was in more than one Pay Grade during the Plan Year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Eligible Employee in each Pay Grade during the Plan Year.

     5.2 Time and Method of Payment. The aggregate of any and all bonuses payable under the Plan shall be payable to each Eligible Employee (other than Terminated Eligible Employees) in cash as soon as practicable following the close of the Plan Year. Terminated Eligible Employees shall receive the aggregate of any and all bonuses payable under the Plan in cash as soon as practicable following the date of their termination from employment with the Company.

     5.3 Withholding Taxes. All bonuses payable hereunder shall be subject to the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state, local or foreign law or regulation.

                                   ARTICLE VI

                                CHANGE OF CONTROL

     6.1 In General. In the event of a Change of Control, each Eligible Employee (including Terminated Eligible Employees who terminate employment during the Plan Year in which the Change of Control occurs) shall become entitled to the payment of a Performance Bonus and a Personal Performance Bonus, in accordance with the provisions of this Article.

     6.2 Calculation of Bonuses. Upon a Change of Control, each Eligible Employee, together with each Terminated Eligible Employee, shall become entitled to the payment of (i) a Performance Bonus calculated on the basis of a Performance Percentage equal to the greater of the actual results attained for the Plan Year or the applicable Targets for such Plan Year and (ii) a Personal Performance Bonus calculated on the basis of a Personal Performance Bonus Factor equal to the greater of the actual Personal Performance Bonus Factor for the Plan Year or a Personal Performance Bonus Factor of 1.0. If a Change of Control occurs prior to the time that the Compensation Committee of Newmont Mining has established the targets for the Plan Year, such percentages shall be based upon the corresponding percentages for the immediately preceding Plan Year.

     6.3 Payment of Bonuses. The bonuses payable in accordance with the provisions of this Article VII shall be calculated and paid as soon as practicable following the date of the Change of Control, but in no event later than the sixtieth day after the date of the Change of Control. Such payments shall be subject to the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation. Upon the completion of such payments, Eligible Employees and Terminated Eligible Employees shall have no further right to the payment of any bonus hereunder (other than any bonus payable hereunder with respect to a previous Plan Year that has not yet been paid) and this Plan shall terminate.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     7.1 Administration. The Plan will be administered by the Compensation Committee of Newmont Mining or its delegees. The Compensation Committee of Newmont Mining shall interpret the provisions of the Plan in its full and absolute discretion. The determinations of the Compensation Committee of Newmont Mining with respect to the Plan shall be conclusive. All expenses of the Company in administering the Plan shall be borne by the Company.

     7.2 Plan Unfunded. The Plan shall be unfunded and no trust or other funding mechanism shall be established for the Plan. All benefits to be paid pursuant to the Plan shall be paid by the Company from its general assets and an Employee (or his heir or devisee) shall not have any greater rights than a general, unsecured creditor against the Company for any benefit hereunder.

     7.3 Participation in Plan by Affiliates. Any Affiliated Entity shall become a party to this Plan and become a Participating Employer as determined by the Company.

     7.4 Amount Payable Upon Death of Employee. If an Eligible Employee who is entitled to payment hereunder dies after becoming eligible for payment but before receiving full payment of the amount due, or if an Eligible Employee dies and becomes a Terminated Eligible Employee, all amounts due shall be paid as soon as practicable after the death of the Eligible Employee, in a cash lump sum, to the beneficiary or beneficiaries designated by the Eligible Employee to receive life insurance proceeds under the Company's life insurance plan. In the absence of an effective beneficiary designation under said plan, any amount payable hereunder following the death of an Eligible Employee shall be paid to the Eligible Employee's estate.

     7.5 Right of Offset. To the extent permitted by applicable law, the Company may, in its sole discretion, apply any bonus payments otherwise due and payable under this Plan against any Eligible Employee loans outstanding to the Company or other debts of the Employee to the Company.

     7.6 Amendments, Termination, Etc. The Board, either upon its own initiative or upon the recommendation of the Compensation Committee of Newmont Mining, may at any time amend, modify, suspend or terminate the Plan, provided, however, that the Compensation Committee of Newmont Mining may, consistent with its administrative powers, waive or adjust provisions of the Plan as it determines necessary from time to time.

     7.7 Payments Due Minors or Incapacitated Persons. If any person entitled to a payment under the Plan is a minor, or if the Compensation Committee of Newmont Mining determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Compensation Committee of Newmont

Mining shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Compensation Committee of Newmont Mining, the Company, or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Compensation Committee of Newmont Mining, the Plan and the Company.

     7.8 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

     7.9 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

     7.10 No Right to Employment. The establishment of this Plan shall not be deemed to confer upon any person any legal right to be employed by, or to be retained in the employ of, the Company or any Affiliated Entity, or to give any Employee or any person any right to receive any payment whatsoever, except as provided under this Plan. All Employees shall remain subject to discharge from employment to the same extent as if this Plan had never been adopted.

     7.11 Transferability. Any bonus payable hereunder is personal to the Eligible Employee and may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution.

     7.12 Successors. This Plan shall be binding upon and inure to the benefit of the Company, the Participating Employers and the Employees and their respective heirs, representatives and successors.

     7.13 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, unless superseded by federal law.

     Adopted as of January 1, 2002.


                                       NEWMONT USA LIMITED


                                       By:         /s/ Robert J. Bush
                                           -------------------------------------
                                              Vice President, Administration
                                                   and Human Resources
                                       12

                                   APPENDIX A


---------------------------------------------------------------------------------------------
                                 Consolidated Corporate Performance
---------------------------------------------------------------------------------------------
                                 Cash Cost/Equivalent Oz.   Pro-Rata Indexed     Earnings per
                                 (including Corporate G&A)  Operating Cash Flow  Share
---------------------------------------------------------------------------------------------
Pay Grade 109 and Above,                  25%                      50%                25%
and  Pay Grade 108 and below
employed in the corporate
office or a non-site location
---------------------------------------------------------------------------------------------

                                       13